FORM OF SPECIAL CUSTODY ACCOUNT AGREEMENT - Short Sales


     AGREEMENT, dated as of _________,  200__ by and among ________________,  in its capacity as custodian hereunder (the "Bank"), _________________________ (the "Customer") and ________________________ (the "Broker").

     WHEREAS, Broker is a securities broker-dealer and is a member of several national securities exchanges; and

     WHEREAS, Customer desires from time to time to sell securities "short" through Broker, and for that purpose has executed a margin agreement (the "Margin Agreement"); and

     WHEREAS, to facilitate Customer's transactions in short sales of securities, Customer and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and other applicable law ("Margin Rules"); and

     WHEREAS, to assist Broker and Customer in complying with the Margin Rules, Bank is prepared to act as custodian to hold Collateral as defined below.

     NOW, THEREFORE, be it agreed as follows:

     1.   DEFINITIONS

          As used herein, the following terms have the following meanings:

          (a) "Adequate Margin" in respect of short sales shall mean such Collateral as is adequate in Broker's sole judgment under the Margin Rules and the internal policies of Broker.

          (b) "Advice from Broker" or "Advice" means a written notice sent to Customer and Bank or transmitted by a facsimile sending device, except that Advices for initial or additional Collateral or with respect to Broker's ability to effect a short sale for Customer may be given orally. With respect to any short sale or Closing Transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and Bank. With respect to substitutions or releases of
               Collateral, Advice from Broker means a written notice signed by Broker and sent or transmitted to Customer and Bank. An authorized agent of Broker will certify to Customer and Bank the names and signatures of those employees who are authorized to sign Advices from Broker, which certification may be amended from time to time. When used herein, the term "Advise" means the act of sending an Advice from Broker.

          (c)  "Closing   Transaction"   is  a  transaction  in  which  Customer
               purchases securities, which have been sold short.

          (d) "Collateral" shall mean cash or U.S. Government securities or other securities acceptable to Broker.

          (e) "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer or his property, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (C) any such petition or application has been filed or any such proceedings commenced against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or any order, judgment or decree has been entered appointing any such trust, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

          (f) "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Bank and Broker or transmitted by a facsimile sending device or via electronic mail to an acceptable recipient. When used herein, the term "Instruct" shall mean the act of sending and Instruction from Customer.

          (g) "Receipt of Payment" means receipt by Bank of (1) a certified or official bank check or wire transfer to Bank; (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Bank, or (3) a transfer of funds from any of Broker's accounts maintained at Bank.

          (h) "Receipt of Securities" means receipt by Bank of (1) securities in proper form for transfer or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank for the Special Custody Account.

          (i) "Special Custody Account" shall have the meaning assigned to that tern in Section 2 hereof.

     2.   SPECIAL CUSTODY ACCOUNT

          (a) Bank shall open an account on its books entitled "Special Custody Account for ______________________________ as Pledgee of
               __________________ Fund" ("Special Custody Account") and shall hold therein all securities and similar property as shall be received and accepted by it therein pursuant to this Agreement. Customer agrees to instruct Bank in Instructions from Customer as to cash and specific securities which Bank is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account. Customer agrees that the value of such cash and securities shall be at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin. Such collateral (i) will be held by Bank for Broker as agent of Broker, (ii) may be released only in accordance with the terms of this Agreement and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming through Broker, including the creditors of Broker.

          (b) Customer hereby grants a continuing security interest to Broker in the Collateral in the Special Custody Account. To perfect Broker's security interest Bank will hold the Collateral in the Special Custody Account, subject to the interest therein of Broker as the pledgee and secured party thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein. Bank shall have no responsibility for the validity or enforceability of such security interest.

          (c) Bank will confirm in writing to Broker and Customer all pledges, releases or substitutions of Collateral and will supply Broker and Customer with a monthly statement of Collateral and transactions in the Special Custody Account for such month. Bank will also advise Broker upon request of the kind and amount of Collateral pledged to Broker.

          (d) Upon the request of Customer, Broker shall advise Bank and Customer of any excess of Collateral in the Special Custody Account. Such excess shall at Customer's request be transferred therefrom upon Advice from Broker. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Bank shall have unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities.
               Notwithstanding the foregoing, upon the maturity of collateral consisting of direct obligations of the U.S. Treasury, Bank may, without prior Advice from Broker, substitute such collateral for other obligations of the U.S. Treasury in the same face amount as the maturing collateral. Broker consents to the release to Customer of any amount representing an excess between the face amount of such direct obligations of the U.S. Treasury and their cost of acquisition.

          (e) Bank will maintain accounts and records for the Collateral in the Special Custody Account as more fully described in subparagraph 5(a) below. The Collateral shall at all times remain the property of the Customer subject only to the extent of the interest and rights therein of Broker as the pledgee thereof.

     3.   ORIGINAL AND VARIATION MARGIN ON SHORT SALES

          (a) From time to time, Customer may place orders with Broker for the short sale of securities. Prior to the acceptance of such orders Broker will advise Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

          (b) Broker shall, based on the closing market price on each business day, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer by 11:00 a.m. New York time of the amount of the net debit or credit, as the case may be. If a net debit balance exists on such day, Customer will cause an amount equal to such net debit balance to be paid to Broker by the close of business on such day. If a net credit balance exists on such day, Broker will pay such credit balance to Customer by the close of business on such day. As Customer's open short positions are marked-to market each week, payments will be made by or to Customer to reflect changes (if any) in the credit or debit balances. Broker will charge interest on debit balances, and Broker will pay interest on credit balances.
               Balances will be appropriately adjusted when short sales are closed out.

     4.   PLACING ORDERS

          It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short," and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long". Any sell order which Customer shall designate as being for a long account as above provided is for securities then owned by Customer and, if such securities are not then deliverable by Broker from any account of Customer, the placing of such order shall constitute a representation by Customer that it is impracticable for Customer then to deliver such securities to Broker but that Customer shall deliver them by the settlement date or as soon as possible thereafter.

     5.   RIGHTS AND DUTIES OF THE BANK

          (a) The Bank shall receive and hold in the Special Custody Account, as custodian upon the terms of this Agreement, all Collateral deposited and maintained pursuant to the terms of this Agreement and, except as provided in subparagraph 5(b) below, shall receive and hold all monies and other property paid, distributed or substituted in respect of such Collateral or realized on the sale or other disposition of such Collateral; provided, however, that the Bank shall have no duty to require any money or securities to be delivered to it or to determine that the amount and form of assets delivered to it comply with any applicable requirements. Collateral held in the Special Custody Account shall be released only in accordance with this Agreement or as required by applicable law. The Customer warrants its authority to deposit in such accounts any money, securities and other property received by Bank.

               The Bank may hold the securities in the Special Custody Account in bearer, nominee, book entry, or other form and in a depository or clearing corporation, with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on the Bank's records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of the Customer. The Customer and Broker hereby agree to hold Bank and its nominees harmless from any liability as holder of record.

          (b) Any dividends or interest paid with respect to the Collateral held in the Special Custody Account shall be paid by the Bank to the Customer when collected unless the Bank has received contrary instructions from the Customer.

          (c) The Bank shall, as promptly as practical, provide Broker and the Customer with written confirmation of each transfer into and out of the Special Custody Account. The Bank also shall render to the Customer and Broker a monthly statement of the Collateral held in the Special Custody Account. In addition, the Bank will advise the Customer or Broker upon request at any time of the type and amount of Collateral held in the account; provided, however, that the Bank shall have no responsibility for making any determination as to the value of such Collateral.

          (d) The Bank's duties and responsibilities are as set forth in this Agreement. The Bank shall act only upon receipt of Advice from Broker regarding release of Collateral. The Bank shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. As between Customer and Bank, the terms of the Custodian Agreement shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. As between the Bank and Broker, Broker shall indemnify and hold the Bank harmless with regard to any losses or liabilities of the Bank (including counsel fees) imposed on or incurred by the Bank arising out of any action or omission of the Bank in accordance with any notice or instruction of Broker under this Agreement reasonably relied upon by Bank. In matters concerning or relating to this Agreement, the Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System, or with any rules or regulations of the OCC. The Bank shall not be liable to any party for any acts or omissions of the other parties to this Agreement.

          (e) Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

     6.   DEFAULT

          In the event of a default by Customer of its obligations (i) to maintain Adequate Margin as herein provided, (ii) to timely comply with any obligation on Customer's part to be performed or observed under this Agreement or in the Margin Agreement, (iii) to pay on demand by Broker any losses sustained by Broker as may occur under circumstances contemplated in paragraph 3 above; or (iv) in the event of Customer's Insolvency, Broker may give notice (which notice may be verbal or by telegraph, facsimile transmission or hand delivery) to Customer specifying such default and Broker may, no sooner than 2:00 p.m., New York time on the next business day after giving such notice to Customer, if Customer continues to be in default or insolvent at the end of such period, effect a Closing Transaction or buy-in of any securities of which Customer's account may be short. In the event of a default specified in subparagraphs (i), (ii) or (iii) above, Broker shall also have the right, without demand to sell any and all Collateral in the Special Custody Account and to give Advice to Bank to deliver such Collateral free of payment to Broker, which Advice shall state that, pursuant to this Agreement, the condition precedent to Broker's right to receive such collateral free of payment has occurred. The Bank will provide prompt telephone notice to Customer of any receipt by Bank of Advice from Broker to deliver Collateral free of payment, and shall affect delivery of Collateral to Broker. Such sale or purchase may be made according to Broker's judgment and may be made at Broker's discretion, on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

     7.   LIMITATION OF BROKER LIABILITY

          Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own recklessness, willful misconduct or bad faith. Notwithstanding anything set forth in this Agreement, Broker shall not be liable for any losses caused directly or indirectly by any inability of Broker to perform occasioned by suspension of trading wars, civil disturbances, strikes, natural calamities, labor or material shortages, government restrictions, acts or omissions of exchanges, specialists, markets (including changes in market conditions), clearance organizations or information providers, delays in mails, delays or inaccuracies in the transmission of orders, or information, governmental, exchange or self-regulatory organization laws, rules or actions, or any other causes beyond Broker's control, or for any consequential, incidental, punitive, special or indirect damages, economic loss or lost profits, even if Broker is advised of the possibility of such damages or loss.

     8.   CUSTOMER REPRESENTATION

          Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances.

     9.   TERMINATION

          Any of the parties hereto may terminate this Agreement by notice in writing to the parties hereto; provided, however, that the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not be affected by such termination until the release of such Collateral pursuant to applicable rules of such national securities exchanges of which Broker may be a member. In the event of the release of Collateral, the Collateral shall be transferred to Customer.

     10.  NOTICE

          Written communication hereunder shall be telegraphed, sent by facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

          (a)  If to Bank, to:
               _____________________________
               _____________________________
               _____________________________

               Telephone:
               _____________________________

               Facsimile:
               _____________________________

          (b)  If to Customer, to:

               _____________________________
               _____________________________
               _____________________________

               Telephone:
               _____________________________

               Facsimile:
               _____________________________

          (c)  If to Broker, to:
               _____________________________
               _____________________________
               _____________________________

               Telephone:
               _____________________________

               Facsimile:
               _____________________________

     11.  CONTROLLING LAW

          The construction and enforcement of this Agreement shall be subject to and governed by the laws of the State of ______________________.

          Executed as of the date first above written.


          [BANK]

          By:  _____________________________

          Name:  ___________________________

          Title:  __________________________

          [CUSTOMER]

          By:  _____________________________

          Name:  ___________________________

          Title:  __________________________

          [BROKER]

          By:  _____________________________

          Name:  ___________________________

          Title:  __________________________